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                                                                    EXHIBIT 4.07

         7.4      Registration Rights.

                  (a) Registration. If at any time, or from time to time, during the period ending on the first anniversary of the Closing Date, Parent [Quintiles] shall determine to register under the Securities Act any of its Common Stock, either for its own account or for the account of a security holder or holders, in a registration statement covering the sale of such securities to the general public (except with respect to any registration filed on Form S-8, Form S-4 or any successor form thereto), Parent will use its best efforts to include in such registration statement (and any related qualification under blue sky laws) and in any underwriting involved therein, up to 50% of the shares (the "Registrable Securities") of Parent's Stock delivered to the Stockholders pursuant to this Agreement specified in a written request or requests, made within 15 days after receipt of notice of such public offering to the Stockholders, and Parent will use its best efforts to have such registration statement declared effective by the SEC. The registration rights set forth in this Section 7.4 shall expire one year from the Closing Date. To the extent that the Registrable Securities are to be included in a registration statement under this Section 7.4, Parent may elect, in its sole discretion, to include such Registrable Securities in a separate registration statement which covers only the Registrable Securities.

                  (b) Underwriting. The right of the Stockholders to participate in an underwritten registration pursuant to this Section 7.4 shall be conditioned upon the Stockholders' participation in the underwriting arrangements required by this Section 7.4, and the inclusion of the Stockholders' Registrable Securities in the underwriting to the extent requested shall be limited as provided herein. The Parent (together with all Stockholders proposing to distribute their securities through such underwriting) shall enter into an underwriting agreement in customary form with the managing underwriter(s) selected for such underwriting by the Parent. Notwithstanding any other provision of this Section 7.4, if the managing underwriter(s) advise(s) the Parent that marketing factors require a limitation of the number of shares to be underwritten, then the Parent shall so advise the Stockholders participating and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among the Stockholders (and any other participants in such registration, including the Parent) thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders (and such other participants) at the time of filing the registration statement. No Registrable Securities


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excluded from the underwriting by reason of the underwriters' marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Parent or the underwriters may round the number of shares allocated to any Stockholder to the nearest 100 shares. If any Stockholder disapproves of the terms of the underwriting, such Stockholder may elect to withdraw therefrom by written notice to the Parent and the managing underwriter. The Registrable Securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities shall not be transferred in a public distribution prior to 90 days after the effective date of such registration, or such other shorter period of time as the underwriters may require.

                  (c) Expenses of Registration. In connection with the registration pursuant to this Section 7.4, Parent shall bear the expenses relating to registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursement of counsel for Parent and blue sky fees and expenses. The Stockholders shall bear the expenses relating to underwriting discounts, selling commissions, stock transfer taxes and fees and disbursements of their counsel.

                  (d) Information by Holder. The Stockholders whose Registrable Securities are included in any registration shall furnish to the Parent such information regarding such Stockholders, the Registrable Securities held by them and the distribution proposed by such Stockholders as the Parent may request and as shall be required in connection with any registration, qualification or compliance referred to in this Section 7.4.

                  (e) Indemnification.

                           (i) The Parent will indemnify each Stockholder with
respect to which registration, qualification or compliance has been effected pursuant to this Section 7.4 and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages, or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to


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state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Parent of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Parent in connection with any such registration, qualification or compliance, and the Parent will reimburse each such Stockholder and each such underwriter and each person who controls any such underwriter for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Parent will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Parent by an instrument duly executed by such Stockholder and stated to be specifically for use therein.

                           (ii) Each Stockholder will indemnify the Parent, each
of the Parent's directors and officers, each underwriter, if any, of the Parent's securities covered by such a registration statement, each person who controls the Parent or any such underwriter within the meaning of Section 15 of the Securities Act, and each other such Stockholder against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Parent, such Stockholders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Parent by an instrument duly executed by such Holder and stated to be specifically for use therein.

                  (f) Transfer of Registration Rights. The registration rights in this Section 7.4 are not transferable by any Stockholder.

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                  (g) Delay of Registration. No Stockholder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 7.4.

                  (h) Suspension. The Stockholders agree that, upon receipt of any notice from the Parent of the existence of any state of facts or the happening of any event (including without limitation pending negotiations relating to, or the consummation of, a transaction, or the occurrence of any event which in the opinion of the Parent might require additional disclosure of material, non-public information by the Parent in the registration statement provided for in this section as to which the Parent believes it has a bona fide business purpose for preserving confidentiality or which renders the Parent unable to comply with the published rules and regulations of the Commission promulgated under the Securities Act or the Exchange Act, as in effect at any relevant time) which might reasonably result in (A) such registration statement, any amendment or post-effective amendment thereto, or any document incorporated therein by reference containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) the prospectus issued under such registration statement, any prospectus supplement, or any document incorporated therein by reference including an untrue statement of material fact or omitting to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Stockholders will forthwith discontinue disposition of the Registrable Securities pursuant to such registration statement until the Stockholders' receipt of copies of prospectus supplements or amendments prepared by or on behalf of the Parent, and, if so directed by the Parent, the Stockholders will deliver to the Parent all copies in their possession of the prospectus covering such Registrable Securities current at the time of receipt of such notice.